UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2017

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

DIP Revolving Facility Agreement

On May 3, 2017 (the “Effective Date”), following authorization of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Nuverra Environmental Solutions, Inc. (the “Company”) closed a Debtor-in-Possession Credit Agreement (the “DIP Revolving Facility”), dated as of April 30, 2017, by and among the Company, the lenders party thereto (the “DIP Revolving Facility Lenders”), Wells Fargo Bank, National Association, as administrative agent, and other agents party thereto, pursuant to which the DIP Revolving Facility Lenders agreed to provide the Company a secured revolving credit facility up to a maximum amount of $31.5 million to, among other things, refinance obligations under the Company’s prepetition asset-based lending facility, and to finance the ongoing general corporate needs of the Company and certain of its affiliates (the “Nuverra Parties”) during the course of the chapter 11 proceedings.

A summary of the key features of the DIP Revolving Facility was included in Item 1.01 (incorporated by reference from Item 1.03) to our Current Report on Form 8-K filed on May 1, 2017. That description of the DIP Revolving Facility does not purport to be complete and is qualified in its entirety by reference to the DIP Revolving Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

DIP Term Loan Agreement

Also on the Effective Date, following authorization of the Bankruptcy Court, the Company closed a Debtor-in-Possession Term Loan Credit Agreement (the “DIP Term Loan Agreement”), dated as of April 30, 2017, by and among the Company, the lenders party thereto (the “DIP Term Loan Lenders”), and Wilmington Savings Fund Society, FSB, as administrative agent, pursuant to which the DIP Term Loan Lenders agreed to provide the Company with up to $12.5 million in financing in the form of an initial term loan in the amount equal to $2.5 million, and subsequent term loans to, among other things, finance the ongoing general corporate needs of the Nuverra Parties during the course of the chapter 11 proceedings.

A summary of the key features of the DIP Term Loan Agreement was included in Item 1.01 (incorporated by reference from Item 1.03) to our Current Report on Form 8-K filed on May 1, 2017. That description of the DIP Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Term Loan Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

As previously disclosed by the Company on its Current Report on Form 8-K filed on May 1, 2017, the Nuverra Parties filed voluntary petitions under chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court to pursue prepackaged plans of reorganization (together, the “Plan”). The Nuverra Parties’ chapter 11 cases are being jointly administered under the caption In re Nuverra Environmental Solutions, Inc., et al. (Case Nos. 17-10949 through 17-10962).

On May 2, 2017, the Bankruptcy Court entered an interim order (the “DIP Order”) in connection with the filing of the Nuverra Parties’ chapter 11 cases and their entry into debtor-in-possession financing agreements. The DIP Order, among other things, authorized the Nuverra Parties to (i) enter into, execute, and deliver the DIP Revolving Facility and the DIP Term Loan Agreement, and (ii) borrow, on an interim basis, $2.5 million under the DIP Term Loan Agreement on the Effective Date, $10 million under the DIP Revolving Facility in the aggregate, and $7.5 million under the DIP Term Loan Agreement in the aggregate (including the $2.5 million initial advance on the Effective Date) during the interim period before the Bankruptcy Court considers entry of the DIP Order on a final basis. The Bankruptcy Court set a hearing for May 31, 2017 to consider approval of the DIP Order on a final basis.

As previously disclosed by the Company on its Current Report on Form 8-K filed on May 1, 2017, the Company notified the OTCQB U.S. Market (the “OTCQB”) on May 1, 2017 that it had filed the Plan and commenced the chapter 11 cases. As a result of the filing of the chapter 11 cases, on May 2, 2017, the Company was removed from listing on the OTCQB and began trading on the OTC Pink Marketplace as “NESCQ”.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Debtor in Possession Credit Agreement, dated as of April 30, 2017, by and among the Company, DIP Revolving Facility Lenders, Wells Fargo Bank, National Association, as administrative agent, and other agents party thereto

10.2	Debtor in Possession Term Loan Credit Agreement, dated as of April 30, 2017, by and among the Company, DIP Term Loan Lenders, Wilmington Savings Fund Society, FSB, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: May 5, 2017	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Debtor in Possession Credit Agreement, dated as of April 30, 2017, by and among the Company, DIP Revolving Facility Lenders, Wells Fargo Bank, National Association, as administrative agent, and other agents party thereto

10.2	Debtor in Possession Term Loan Credit Agreement, dated as of April 30, 2017, by and among the Company, DIP Term Loan Lenders, Wilmington Savings Fund Society, FSB, as administrative agent